SUB-ITEM 77D

                        COMPASS 2 AND 3 VARIABLE ACCOUNTS

                        MANAGED SECTORS VARIABLE ACCOUNT

Managed Sectors Variable Account amended and restated the first paragraph of the principal investment policies section of its prospectus as described in the supplement dated August 5, 2002, to the Compass Variable Accounts' current prospectus, as filed with the Securities and Exchange Commission via EDGAR on August 9, 2002, under Rule 497 of the Securities Act of 1933. Such description is incorporated herein by reference.